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                               State of Delaware

                        Office of the Secretary of State

                       --------------------------------

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NRP INC.", CHANGING ITS NAME FROM "NRP INC." TO "ATC COMMUNICATIONS GROUP, INC", CHANGING ITS NAME FROM "NRP INC." TO "ATC COMMUNICATIONS GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF APRIL, A.D. 1996, AT 2 O'CLOCK P.M.











                                 [SEAL]     /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2068034  8100                               AUTHENTICATION:     7920239

960118502                                             DATE:     04-24-96



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                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTICATE OF INCORPORATION
                                       OF
                                    NRP INC.

   NRP Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

   DOES HEREBY CERTIFY:

   FIRST: that at a meeting of the Board of Directors of NRP Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and directing that said amendment be submitted to the stockholders of said corporation for their consideration. The resolutions setting forth the proposed amendment is as follows:

   RESOLVED, that the Board of Directors of the Company hereby adopts, approves, and declares advisable a proposal to amend the Certificate of Incorporation of the Company, which proposed amendment would strike in its entirety Article I of the Certificate of Incorporation of the Company and insert in its place a new Article I, which Article I would be and read as follows:

         The name of the corporation is ATC Communications Group, Inc.

   SECOND: that thereafter, stockholders of said corporation holding the necessary number of shares as required by statute duly adopted and approved said amendment pursuant to Section 222 of the General Corporation Law of the State of Delaware.

   THIRD: that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of ths State of Delaware.

   IN WITNESS WHEREOF, said NRP Inc. has caused this Certificate of Amendment to be signed by Michael G. Santry, its President, and Jerry L. Sims, Jr., its Secretary, this 31st day of December, 1995.

                                          NRP Inc.

                                          By: /s/ MICHAEL G. SANTRY
                                             ----------------------------------
                                             Michael G. Santry
                                             President


ATTEST:  /s/ JERRY L. SIMS
        ------------------------------
         Jerry L. Sims, Jr.
         Secretary